Exhibit 4.1

Common STOCK
Common STOCK

PBU
THIS CERTIFICATE IS TRANSFERABLE
IN NEW YORK, N.Y.

PAR VALUE $1.00 PER SHARE

SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS
 OF THE STATE OF DELAWARE
CUSIP 724479 10 0

This is to Certify that                is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF PITNEY BOWES INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation as amended of the Corporation (a copy of which is on file with the Transfer Agent) to all of which the holder by the acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the seal of the Corporation and the signatures of its duly authorized officers. Dated

Countersigned and Registered:
FIRST CHICAGO TRUST COMPANY OF NEW YORK
Transfer Agent
and Registrar
By


Authorized Signature
CORPORATE SECRETARY
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

PITNEY BOWES INC.

A full statement of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights, will be supplied to the holder thereof without charge on request to the Secretary of Pitney Bowes Inc., World Headquarters, Stamford, Connecticut 06926-0700, or to the Transfer Agent named on the face thereof.
The certificate also evidences and entitles the holder hereof to certain Rights as set forth in a rights agreement (the "Rights Agreement"), between Pitney Bowes Inc. and First Chicago Trust Company of New York (the "Successor Rights Agent"), dated December 11, 1995, as amended, the terms of which are hereby incorporated herein by reference and a copy of which is on file at Pitney Bowes Inc., World Headquarters. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Pitney Bowes Inc. will mail or cause to be mailed to the holder of this certificate a copy of the Rights Agreement without charge promptly following receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in Section 11(a)(ii) of the Rights Agreement) and any subsequent holder of such Rights may become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT - Custodian (Cust) under Uniform Gifts to Minors (Minor) Act


Additional abbreviations may also be used though not in the above list.

    For value received,             hereby sell, assign and transfer unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)          shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.


Dated


Notice:
The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.